CUSIP No. 00650P107                             Page 12 of 12 pages
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                                  EXHIBIT A

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13G Amendment No. 2 to which this Exhibit is attached is filed on behalf of each of them.

                              APERTURE ASSOCIATES, L.P.

                              By:   Horsley Bridge Partners, Inc.
                              Its:  General Partner


                                    By:   /s/ S. Phillip Horsley
                                          S. Phillip Horsley
                                    Its:  President


                              HORSLEY BRIDGE PARTNERS, INC.


                              By:   /s/ S. Phillip Horsley
                                    S. Phillip Horsley
                              Its:  President



                                    /s/ Kevin P. Wright
                                         KEVIN P. WRIGHT


                              APERTURE PARTNERS, L.P.


                              By:   /s/ S. Phillip Horsley
                                         S. Phillip Horsley
                              Its:  General Partner



                                    /s/ S. Phillip Horsley
                                       S. PHILLIP HORSLEY



                                    /s/ Gary L. Bridge
                                         GARY L. BRIDGE



                                    /s/ N. Dan Reeve
                                            N. DAN REEVE